GRASSI
ADVISORS & ACCOUNTANTS

August 16, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Quanta Inc.'s Form 8-K dated and to be filed August 16, 2022 and agree with the statements made therein insofar as they relate to our Firm.

Yours truly,

Grassi & Co, CPAs, P.C.

/s/ Grassi & Co. Certified Public Accountants, P.C.